Exhibit 99(7)
BENEFICIAL OWNER ELECTION FORM
relating to
CANARGO ENERGY CORPORATION
RIGHTS TO PURCHASE COMMON STOCK
NOTE FROM YOUR NOMINEE: YOU SHOULD RETURN THIS FORM ON A TIMELY BASIS TO ENSURE THAT WE ARE ABLE TO ACT PURSUANT TO YOUR INSTRUCTIONS. ACCORDINGLY, IF YOU ELECT TO EXERCISE YOUR RIGHTS, PLEASE ENSURE THAT ALL REQUIRED FORMS AND PAYMENTS ARE ACTUALLY RECEIVED BY US PRIOR TO • P.M., U.S. EASTERN TIME (• CET), ON •, 2008, THE LAST BUSINESS DAY PRIOR TO THE SCHEDULED EXPIRATION DATE OF THE RIGHTS OFFERING TO ENSURE THAT WE HAVE SUFFICIENT TIME TO DELIVER SUCH FORMS AND PAYMENTS TO THE RELEVANT SUBSCRIPTION AGENT BY • P.M., U.S. EASTERN TIME (• CET), ON •, 2008, THE SCHEDULED EXPIRATION DATE.
     The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the rights offering by CanArgo Energy Corporation (the “Company”), of transferable rights to purchase shares of common stock, par value $0.10 per share, of the Company (“Common Stock”), including the accompanying prospectus (the “Prospectus”). The undersigned also acknowledge(s) that the exercise of rights is not revocable.
     I (we) hereby instruct you as follows:
     (CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)
     Box 1. ☐ Please EXERCISE RIGHTS to purchase shares of Common Stock as set forth below:
     Box 2. ☐ Please SELL RIGHTS to purchase shares of Common Stock as set forth below:
EXERCISE OF RIGHTS (Complete if Box 1 checked):

I exercise		Rights	x	1	=

	(no. of rights)			(ratio)		(no. of shares to be purchased)

Therefore, I apply for			x	$0.10	=	$

	(no. of new shares)			(subscription price)		(payment required)
     ☐ Payment is enclosed: $
     ☐ Please deduct payment of $                     from the following account maintained by you as follows:
Type of Account:                                                             Account No.:
SALE OF RIGHTS (Complete if Box 2 checked):

I elect to sell:		Rights

(no. of rights)
Complete if Box 1 or 2 checked:
     I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:
•	Irrevocably elect to purchase or sell the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	Agree that if I (we) fail to pay for the shares of Common Stock that I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: